Exhibit 5.1

[LETTERHEAD]

March 15, 2004

Host America Corporation
Two Broadway
Hamden, Connecticut 06518

          RE:     Post Effective Amendment No. 1 to
                     SEC Registration Statement on Form SB-2

Gentlemen:

            We are counsel for Host America Corporation, a Colorado corporation (the "Company"), in connection with its prior public offering under the Securities Act of 1933, as amended, of 1,150,000 Redeemable Common Stock Purchase Warrants through an effective Registration Statement on Form SB-2  (SEC File No. 333-50673) previously filed with the Securities and Exchange Commission (the "Commission").

            In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

            (1)     Articles and Amended Articles of Incorporation of the Company as filed with the Secretary of State of the State of Colorado, as amended.

            (2)     Minute book containing the written deliberations and resolutions of the Board of Directors and Shareholders of the Company.

            (3)     The effective Registration Statement and the Prospectus dated July 18, 1998 contained within the effective Registration Statement.

            (4)     The other exhibits to the effective Registration Statement filed with the Commission.

            We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

            Based upon the foregoing and in reliance thereon, it is our opinion that: (i) the 1,150,000 Redeemable Common Stock Purchase Warrants of the Company’s Common Stock are duly and validly authorized, legally issued, fully paid and non-assessable, and (ii) the 1,150,000 shares of the Company’s Common Stock to be issued upon exercise of the Redeemable Common Stock Purchase Warrants will be duly authorized, legally issued, fully paid and non-assessable.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus constituting a part thereof.

Very truly yours,

/s/ BERENBAUM, WEINSHIENK & EASON, P.C.
Berenbaum, Weinshienk & Eason, P.C.